Exhibit 99.1

October 28, 2008	CONTACTS: Investor Relations – Mark G. Stockard
Phone: (713) 381-4707
Toll Free: (800) 659-0059
Media Relations – Rick Rainey
Phone: (713) 381-3635

TEPPCO PARTNERS, L.P. REPORTS RESULTS
FOR THIRD QUARTER 2008

HOUSTON – TEPPCO Partners, L.P. (NYSE:TPP) today reported third quarter net income for 2008 of $47.0 million, or $0.40 per unit, compared with net income of     $47.6 million, or $0.44 per unit, for the third quarter of 2007.  Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 13 percent to $129.1 million for the third quarter of 2008, compared with $114.4 million for the third quarter of 2007.  Net income and EBITDA for the third quarter of 2008 were impacted by approximately $3.7 million in estimated lost business revenue from Hurricanes Gustav and Ike.

“Overall, we were pleased with TEPPCO’s performance in the third quarter, especially in light of the recent economic downturn coupled with the impacts of Hurricanes Gustav and Ike,” said Jerry E. Thompson, president and chief executive officer of the general partner of TEPPCO.  “Physical damage from Hurricane Ike, which made landfall near Galveston, Texas, was limited and our employees did an excellent job of responding quickly to resume operations for our pipeline systems.  Our results were driven by a 28 percent increase in EBITDA at our Upstream segment on increased volumes as well as another strong performance by the Marine Services segment, which continues to perform in-line with our expectations.  TEPPCO’s Midstream segment also reported a solid quarter on a 21 percent increase in volumes at Jonah Gas Gathering.  These gains were partially offset by our Downstream segment, which was impacted by the hurricanes and lower demand for refined products,” Thompson added.

TEPPCO 3Q 2008 Earnings	Page 2

“In the third quarter, we were proactive in strengthening TEPPCO’s financial flexibility.  In July, we increased the borrowing capacity under TEPPCO’s credit facility, which matures in 2012, by $250 million, bringing the total commitments under the facility to $950 million.  In September, we were successful in completing one of only four MLP equity offerings brought to market during the third quarter, raising net proceeds of $264 million.  These actions resulted in TEPPCO having approximately $600 million in liquidity at the end of the quarter, providing a solid foundation to fund our capital investment program,” stated Thompson.

“In light of the continuing disruption in the capital markets and the higher costs for incremental capital, we are also reviewing our 2009 capital program to ensure we are focused only on those projects that provide the partnership with the highest returns, adjusted for business risk,” Thompson added.

EBITDA is a non-GAAP (Generally Accepted Accounting Principles) financial measure that is defined and reconciled to its most directly comparable GAAP financial measure later in this news release.

OPERATING RESULTS BY BUSINESS SEGMENT

Upstream segment
EBITDA for the Upstream segment, which includes gathering, pipeline transportation, marketing and storage of crude oil and distribution of lubrication oils and specialty chemicals, increased $8.0 million, or 28 percent, to $36.8 million for the third quarter of 2008 from $28.8 million for the third quarter of 2007.  The improvement resulted from increased transportation volumes and rates, increased volumes marketed, increased terminaling volumes at Midland, Texas, and Cushing, Oklahoma, and revenues associated with the acquisition of an additional lubricants distributor business during the third quarter of 2008.  These increases were partially offset by increased operating and

TEPPCO 3Q 2008 Earnings	Page 3

maintenance expenses, increased general and administrative expenses, and expense items related to initial project development costs for the Texas offshore port project that we announced in the third quarter.

TEPPCO’s share of EBITDA from its equity investment in Seaway Crude Pipeline was $4.7 million for the third quarter of 2008, an increase of 57 percent compared with $3.0 million of EBITDA for the third quarter of 2007.  The improvement was primarily due to increased long-haul transportation volumes, which averaged 193,000 barrels per day (bpd) in the third quarter of 2008, compared with 103,000 bpd in the same quarter of 2007.  The 2007 third quarter was negatively impacted by operational downtime of Midwest area refineries.  Equity earnings for Seaway totaled $2.7 million for the third quarter of 2008, compared to $1.1 million in the third quarter of 2007.

Downstream segment
The Downstream segment includes the pipeline transportation, marketing and storage of refined products, liquefied petroleum gases (LPGs) and petrochemicals.

Downstream EBITDA was $31.0 million for the third quarter of 2008, compared with $39.8 million for the third quarter of 2007.  The decrease was primarily attributable to a $5.9 million decrease in refined products transportation revenues caused principally by lower consumer demand in 2008, lower refined products production in the Gulf Coast region following Hurricane Ike in September 2008, and higher than usual transportation demand from the Gulf Coast in the 2007 third quarter due to Midwest refinery downtime in 2007.  LPG transportation revenues declined $0.5 million due to lower isobutane demand by Midwest area refiners during the quarter.  Operating revenues during the third quarter of 2008 included $11.6 million of gains from the sale of product inventory, which was partially offset by non-cash expense of $7.7 million to reduce the value of remaining product inventory to market values at September 30, 2008.  Periodic inventory sales and purchases occur to balance product grades within the pipeline

TEPPCO 3Q 2008 Earnings	Page 4

system as part of routine pipeline operations.  Other operating expenses increased as a result of increased pipeline and tank maintenance costs. EBITDA for this segment in the third quarter of 2008 was impacted by approximately $3.0 million in estimated lost revenue from the hurricanes, due primarily to pipeline downtime and limited product availability for shippers as noted above.

Total refined products volumes delivered were 447,000 bpd in the 2008 third quarter, compared to 532,000 bpd in the 2007 period.  Total LPGs volumes delivered were 73,000 bpd in the 2008 third quarter, compared to 77,000 bpd in the 2007 period.

Thompson noted, “The supply disruption from the hurricanes, the impact of the Midwest refinery downtime in 2007 and the demand decrease due to weaker economic conditions in 2008, each contributed to the overall 16 percent reduction in refined products deliveries during the quarter.  However, a significant portion of the decrease attributable to lower demand from the weaker economy was offset by the 5 percent increase in the average tariff over the prior year.”

TEPPCO’s share of EBITDA from equity investments was $1.3 million for the third quarter of 2008, compared with $1.4 million for the third quarter of 2007.  Equity investments in the Downstream segment include its 50 percent ownership in Centennial Pipeline, and also reflects a $0.3 million loss during the 2007 third quarter for post-closing adjustments for the sale of its ownership interest in Mont Belvieu Storage Partners, which occurred in the first quarter of 2007.  The EBITDA contribution of Centennial was lower in the 2008 period due to lower transportation volumes partially offset by lower operating expenses.  Volumes on Centennial averaged approximately 105,700 bpd in the third quarter of 2008, compared to 180,800 bpd in the third quarter of 2007.  The volume reduction resulted primarily from lower Midwest demand and the impact of the Gulf Coast supply disruptions discussed above.  Equity losses from these investments totaled $2.3 million in the third quarter of 2008, compared with losses of

TEPPCO 3Q 2008 Earnings	Page 5

$3.1 million in the 2007 period.  The loss on equity investments was partially offset by lower amortization expense in the 2008 third quarter.

Midstream segment
The Midstream segment includes gathering of natural gas, fractionation of natural gas liquids (NGLs), pipeline transportation of NGLs and ownership interest in Jonah Gas Gathering Company (Jonah).

EBITDA for the third quarter of 2008 increased to $46.7 million, from $45.8 million for the third quarter of 2007.  The increase was due primarily to increased earnings from TEPPCO’s investment in Jonah, and increased NGL transportation rates, partially offset by lower natural gas gathering volumes on the Val Verde system, increased power expenses on the Chaparral NGL system and impact of the hurricanes.  Net income and EBITDA for the third quarter of 2008 were impacted by approximately $0.5 million in estimated lost business revenue from the hurricanes.

TEPPCO’s share of EBITDA from its equity investment in Jonah, was $30.8 million for the third quarter of 2008, compared to $28.1 million for the third quarter of 2007.  The increase was primarily attributable to the completion of the Phase V expansion, resulting in higher volumes on the system, partially offset by measurement gains in 2007.  Total throughput on the Jonah-Pinedale system averaged 2.0 billion cubic feet per day (Bcf/d) in the third quarter of 2008, compared with 1.65 Bcf/d in the third quarter of 2007.  Equity earnings from Jonah totaled $21.8 million for the third quarter of 2008, compared with $21.1 million in the third quarter of 2007.

Marine Services segment
The Marine Services segment, which was added to the partnership effective February 1, 2008, includes marine transportation of refined products, crude oil, asphalt, condensate, heavy fuel oil and other heated oil products via tow boats and barges.  Revenues

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(including fuel and other reimbursable pass-through expenses) during the quarter totaled $46.0 million, partially offset by operating, general and administrative expenses of $31.4 million, resulting in an EBITDA contribution during the third quarter of 2008 of $14.6 million.  Operating fuel, substantially all of which is a pass through expense for the segment, totaled $10.2 million during the quarter.

CAPITALIZATION AND LIQUIDITY
Total debt principal outstanding at September 30, 2008 was approximately $2.3 billion.  This amount includes $300 million of junior subordinated notes for which the nationally recognized debt rating agencies ascribe equity credit to approximately 58 percent of the principal amount.  At September 30, 2008, borrowing liquidity under the revolving credit facility was approximately $600 million.

During the nine months ended September 30, 2008, TEPPCO spent $173.2 million on revenue-generating projects in addition to $94.9 million of investment for its share of capital expenditures related to the expansions on the Jonah-Pinedale system, and $41.9 million on capital spending to maintain existing assets.  The partnership expects to spend approximately $425 million to $450 million for the full-year 2008 on revenue-generating capital expenditures, including investments of its share of expansion of the Jonah-Pinedale system, plus approximately $53 million to maintain existing assets.  For 2009, the partnership expects to spend in the range of $350 million to $400 million related to revenue-generating committed capital projects.

NON-GAAP FINANCIAL MEASURES
The Financial Highlights table accompanying this earnings release and other disclosures herein include the following non-GAAP measures under the rules of the Securities and Exchange Commission (SEC):  EBITDA, EBITDA excluding gains from sales of assets and ownership interests and margin of the Upstream segment.  Our non-GAAP financial measures should not be considered as alternatives to GAAP

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measures such as net income, operating income, cash flow from operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.  Our non-GAAP financial measures may not be comparable to similarly-titled measures of other entities because other entities may not calculate such measures in the same manner as we do.

We define EBITDA as net income plus interest expense – net, income tax expense, depreciation and amortization, and a pro-rata portion, based on our equity ownership, of the interest expense and depreciation and amortization of each of our joint ventures.  We have included EBITDA and related adjusted EBITDA measures in our disclosures because we believe they are used by our investors as supplemental financial measures in the evaluation of our business.  Further, we believe EBITDA and related adjusted EBITDA measures provide useful information regarding the performance of our assets without regard to financing methods, capital structures or historical costs basis.  As a result, these measures provide investors with a helpful tool for comparing the operating performance of our assets with the performance of other companies that have different financing and capital structures.  EBITDA multiples are also used by our investors in assisting in the valuation of our limited partners’ equity.  Reconciliations of these measures to net income and equity earnings are provided in the Financial Highlights table and the Business Segment Data table.

Margin of our Upstream segment is calculated as revenues generated from the sale of crude oil and lubrication oil, and transportation of crude oil, less the costs of purchases of crude oil and lubrication oil, in each case prior to the elimination of intercompany sales, revenues and purchases between wholly owned subsidiaries.  We believe margin is a more meaningful measure of financial performance than sales and purchases of crude oil and lubrication oil due to the significant fluctuations in sales and purchases caused by variations in the level of marketing activity and prices for products marketed.  Additionally, we use margin internally to evaluate the financial performance of the

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Upstream segment because it excludes expenses that are not directly related to the marketing and sales activities being evaluated. A reconciliation of margin to operating income is provided in the Operating Data table.

TEPPCO will host a conference call related to earnings performance today, Tuesday, October 28 at 9 a.m. CDT.  Interested parties may listen live over the Internet through the partnership’s Web site at www.teppco.com.  Those interested in listening to the webcast, should log in at least ten minutes prior to the start of the conference call to download and install any necessary audio software.  An audio replay of the conference call will be accessible for seven days at 888-203-1112, confirmation code 7968264.  The replay and transcript will also be available on the TEPPCO website.

TEPPCO Partners, L.P., a publicly traded partnership, is a diversified energy logistics company with operations that span much of the continental United States.  TEPPCO owns and operates an extensive network of assets that facilitate the movement, marketing, gathering and storage of various commodities and energy-related products. The partnership’s pipeline network is comprised of approximately 12,500 miles of pipelines that gather and transport refined petroleum products, crude oil, natural gas, liquefied petroleum gases (LPGs) and natural gas liquids, including one of the largest common carrier pipelines for refined petroleum products and LPGs in the United States. Including joint venture ownership, TEPPCO’s storage assets include approximately 27 million barrels of capacity for refined petroleum products and LPGs and about 14 million barrels of capacity for crude oil.  TEPPCO also owns a marine business that transports refined petroleum products, crude oil, asphalt, condensate, heavy fuel oil and other heated oil products via tow boats and tank barges.  For more information, visit TEPPCO’s website.  Texas Eastern Products Pipeline Company, LLC, the general partner of TEPPCO Partners, L.P., is owned by Enterprise GP Holdings (NYSE: EPE).

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This news release includes forward-looking statements.  Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties, such as the partnership’s expectations regarding future results, expenditures, returns on investments and liquidity.  These risks and uncertainties include, among other things, insufficient cash from operations, market conditions, governmental regulations and factors discussed in TEPPCO Partners, L.P.’s filings with the Securities and Exchange Commission.  If any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected.  The partnership disclaims any intention or obligation to update publicly or reverse such statements, whether as a result of new information, future events or otherwise.

###

TEPPCO Partners, L. P.
FINANCIAL HIGHLIGHTS
(Unaudited - In Millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Operating Revenues:
Sales of petroleum products	$4,025.6	$2,455.7	$10,676.8	$6,238.9
Transportation - Refined Products	42.2	48.1	123.6	127.0
Transportation - LPGs	16.3	16.8	68.6	69.5
Transportation - Crude oil	15.8	12.3	48.5	32.7
Transportation - NGLs	12.6	12.0	38.2	34.1
Transportation - Marine	46.0	-	119.6	-
Gathering - Natural Gas	14.6	15.4	42.8	46.3
Other	32.6	20.3	76.6	60.0
Total Operating Revenues	4,205.7	2,580.6	11,194.7	6,608.5

Costs and Expenses:
Purchases of petroleum products	3,989.5	2,426.7	10,571.8	6,141.6
Operating expenses	87.5	50.3	221.0	149.6
Operating fuel and power	25.9	15.1	76.4	45.2
General and administrative	10.8	7.4	30.6	24.2
Depreciation and amortization	32.1	26.5	92.2	77.7
Gains on sales of assets	-	-	-	(18.7)
Total Costs and Expenses	4,145.8	2,526.0	10,992.0	6,419.6

Operating Income	59.9	54.6	202.7	188.9

Interest expense - net	(34.3)	(26.9)	(105.9)	(71.9)
Equity earnings	22.1	19.1	63.2	54.9
Gain on sale of ownership interest in Mont
Belvieu Storage Partners, L.P. (MBSP)	-	-	-	59.6
Interest income	0.3	0.5	0.9	1.2
Other income - net	0.1	0.3	0.9	1.1
Income before provision for income taxes	48.1	47.6	161.8	233.8
Provision for income taxes	1.1	-	2.9	0.2
Net Income	$47.0	$47.6	$158.9	$233.6

Net Income Allocation:
Limited Partner Unitholders	$39.0	$39.6	$132.1	$195.1
General Partner	8.0	8.0	26.8	38.5
Total Net Income Allocated	$47.0	$47.6	$158.9	$233.6
Basic and Diluted Net Income Per Limited Partner Unit	$0.40	$0.44	$1.39	$2.17
Weighted Average Number of Limited Partner Units	97.3	89.9	95.1	89.8

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
EBITDA
Net Income	$47.0	$47.6	$158.9	$233.6
Provision for income taxes	1.1	-	2.9	0.2
Interest expense - net	34.3	26.9	105.9	71.9
Depreciation and amortization (D&A)	32.1	26.5	92.2	77.7
Amortization of excess investment in joint ventures	1.3	2.1	3.8	4.1
TEPPCO's pro-rata percentage of joint venture
interest expense and D&A	13.3	11.3	38.6	33.1
EBITDA	129.1	114.4	402.3	420.6
Less: Gains on sales of assets and ownership interest
in MBSP	-	-	-	(78.3)
EBITDA, excluding gains from sales of assets and
ownership interests	$129.1	$114.4	$402.3	$342.3

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Marine	Intersegment
Three Months Ended September 30, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$97.1	$30.3	$4,032.4	$46.0	$(0.1)	$4,205.7
Purchases of petroleum products	12.9	-	3,976.8	-	(0.2)	3,989.5
Operating expenses	50.5	12.3	21.5	29.1	-	113.4
General and administrative	4.2	2.2	2.1	2.3	-	10.8
Depreciation and amortization (D&A)	10.7	10.0	5.1	6.3	-	32.1

Operating Income	18.8	5.8	26.9	8.3	0.1	59.9
		-	-	-
Equity (losses) earnings	(2.3)	21.8	2.7	-	(0.1)	22.1
Interest income	0.2	0.1	-	-	-	0.3
Other - net	-	-	0.1	-	-	0.1

Income before interest	16.7	27.7	29.7	8.3	-	82.4

Depreciation and amortization	10.7	10.0	5.1	6.3	-	32.1
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.5	9.0	1.8	-	-	13.3

EBITDA	$31.0	$46.7	$36.8	$14.6	$-	$129.1

Provision for income taxes						(1.1)
Depreciation and amortization						(32.1)
Interest expense - net						(34.3)
Amortization of excess investment in joint ventures						(1.3)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(13.3)

Net Income						$47.0

				Marine	Intersegment
Three Months Ended September 30, 2007	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated

Operating revenues	$84.5	$31.2	$2,465.0	$-	$(0.1)	$2,580.6
Purchases of petroleum products	5.5	-	2,421.3	-	(0.1)	2,426.7
Operating expenses	37.2	11.8	16.4	-	-	65.4
General and administrative	3.9	1.9	1.6	-	-	7.4
Depreciation and amortization (D&A)	11.3	10.1	5.1	-	-	26.5

Operating Income	26.6	7.4	20.6	-	-	54.6

Equity (losses) earnings	(3.1)	21.1	1.1	-	-	19.1
Gain on sale of ownership interest in MBSP	-	-	-	-	-	-
Interest income	0.2	0.2	0.1	-	-	0.5
Other - net	0.3	-	-	-	-	0.3

Income before interest	24.0	28.7	21.8	-	-	74.5

Depreciation and amortization	11.3	10.1	5.1	-	-	26.5
Amortization of excess investment in joint ventures	1.9	-	0.2	-	-	2.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	7.0	1.7	-	-	11.3

EBITDA	$39.8	$45.8	$28.8	$-	$-	$114.4

Provision for income taxes						-
Depreciation and amortization						(26.5)
Interest expense - net						(26.9)
Amortization of excess investment in joint ventures						(2.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(11.3)

Net Income						$47.6

Reconciliation of Equity (losses) earnings to JV EBITDA
Three Months Ended September 30, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(2.3)	$21.8	$2.7	$-	$(0.1)	$22.1
Amortization of excess investment in joint ventures	1.1	-	0.2	-	-	1.3
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.5	9.0	1.8	-	-	13.3
JV EBITDA	$1.3	$30.8	$4.7	$-	$(0.1)	$36.7

Three Months Ended September 30, 2007:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(3.1)	$21.1	$1.1	$-	$-	$19.1
Amortization of excess investment in joint ventures	1.9	-	0.2	-	-	2.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	2.6	7.0	1.7	-	-	11.3
JV EBITDA	$1.4	$28.1	$3.0	$-	$-	$32.5

TEPPCO Partners, L.P.
BUSINESS SEGMENT DATA
(Unaudited - In Millions)

				Marine	Intersegment
Nine Months Ended September 30, 2008	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$271.2	$91.0	$10,713.0	$119.6	$(0.1)	$11,194.7
Purchases of petroleum products	21.1	-	10,554.9	-	(4.2)	10,571.8
Operating expenses	135.6	31.4	54.8	75.6	-	297.4
General and administrative	12.4	7.5	6.6	4.1	-	30.6
Depreciation and amortization (D&A)	31.5	29.6	14.8	16.3	-	92.2

Operating Income	70.6	22.5	81.9	23.6	4.1	202.7
				-
Equity (losses) earnings	(10.1)	67.5	9.9	-	(4.1)	63.2
Interest income	0.5	0.3	0.1	-	-	0.9
Other - net	0.2	-	0.7	-	-	0.9

Income before interest	61.2	90.3	92.6	23.6	-	267.7

Depreciation and amortization	31.5	29.6	14.8	16.3	-	92.2
Amortization of excess investment in joint ventures	3.2	0.1	0.5	-	-	3.8
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	7.8	25.5	5.3	-	-	38.6

EBITDA	$103.7	$145.5	$113.2	$39.9	$-	$402.3

Provision for income taxes						(2.9)
Depreciation and amortization						(92.2)
Interest expense - net						(105.9)
Amortization of excess investment in joint ventures						(3.8)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(38.6)
Net Income						$158.9

				Marine	Intersegment
Nine Months Ended September 30, 2007	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Operating revenues	$262.6	$91.0	$6,255.4	$-	$(0.5)	$6,608.5
Purchases of petroleum products	24.2	-	6,121.3	-	(3.9)	6,141.6
Operating expenses	109.2	33.8	51.9	-	(0.1)	194.8
General and administrative	12.3	6.7	5.2	-	-	24.2
Depreciation and amortization (D&A)	34.1	30.2	13.4	-	-	77.7
Gains on sales of assets	(18.7)	-	-	-	-	(18.7)

Operating Income	101.5	20.3	63.6	-	3.5	188.9

Equity (losses) earnings	(8.4)	62.4	4.4	-	(3.5)	54.9
Gain on sale of ownership interest in MBSP	59.6	-	-	-	-	59.6
Interest income	0.7	0.4	0.1	-	-	1.2
Other - net	1.1	-	-	-	-	1.1

Income before interest	154.5	83.1	68.1	-	-	305.7

Depreciation and amortization	34.1	30.2	13.4	-	-	77.7
Amortization of excess investment in joint ventures	3.5	0.1	0.5	-	-	4.1
TEPPCO's pro-rata percentage of joint			-
venture interest expense and D&A	8.8	18.9	5.4	-	-	33.1

EBITDA	$200.9	$132.3	$87.4	$-	$-	$420.6

Provision for income taxes						(0.2)
Depreciation and amortization						(77.7)
Interest expense - net						(71.9)
Amortization of excess investment in joint ventures						(4.1)
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A						(33.1)
Net Income						$233.6

Reconciliation of Equity (losses) earnings to JV EBITDA
Nine Months Ended September 30, 2008:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(10.1)	$67.5	$9.9	$-	$(4.1)	$63.2
Amortization of excess investment in joint ventures	3.2	0.1	0.5	-	-	3.8
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	7.8	25.5	5.3	-	-	38.6
JV EBITDA	$0.9	$93.1	$15.7	$-	$(4.1)	$105.6

Nine Months Ended September 30, 2007:				Marine	Intersegment
	Downstream	Midstream	Upstream	Services	Eliminations	Consolidated
Equity (losses) earnings	$(8.4)	$62.4	$4.4	$-	$(3.5)	$54.9
Amortization of excess investment in joint ventures	3.5	0.1	0.5	-	-	4.1
TEPPCO's pro-rata percentage of joint
venture interest expense and D&A	8.8	18.9	5.4	-	-	33.1
JV EBITDA	$3.9	$81.4	$10.3	$-	$(3.5)	$92.1

TEPPCO Partners, L. P.
Condensed Statements of Cash Flows (Unaudited) (In Millions)

	Nine Months Ended
	September 30,
	2008	2007
Cash Flows from Operating Activities
Net income	$158.9	$233.6
Deferred income taxes	-	(0.7)
Gains on sales of assets and ownership interests	-	(78.3)
Loss on early extinguishment of debt	8.7	-
Depreciation, working capital and other	127.4	64.6

Net Cash Provided by Operating Activities	295.0	219.2

Cash Flows from Investing Activities:
Proceeds from sales of assets	-	27.8
Proceeds from sale of ownership interest	-	137.3
Cash used for business combinations	(351.9)	-
Purchase of assets	-	(12.7)
Increase in restricted cash	-	(2.9)
Cash paid for linefill on assets owned	(11.5)	(26.6)
Acquisition of intangible assets	(0.3)	(2.5)
Investment in Centennial Pipeline LLC	-	(11.1)
Investment in Jonah Gas Gathering Company	(94.9)	(127.8)
Capital expenditures (1)	(215.1)	(164.2)

Net Cash Used in Investing Activities	(673.7)	(182.7)

Cash Flows from Financing Activities:
Proceeds from revolving credit facilities	1,852.6	805.3
Repayments on revolving credit facilities	(2,017.9)	(918.3)
Proceeds from term credit agreement	1,000.0	-
Repayment of term credit agreement	(1,000.0)	-
Proceeds from issuance of senior notes	996.3	-
Issuance of Junior Subordinated Notes	-	299.5
Redemption of 7.51% Senior Notes	(181.6)	-
Repayment of 6.45% Senior Notes	(180.0)	-
Repayment of debt assumed in Cenac acquisition	(63.2)	-
Issuance of LP Units, net	271.3	0.1
Settlement of treasury rate lock agreements	(52.1)	1.4
Payment for termination of interest rate swap	-	(1.2)
Debt issuance costs	(9.8)	(3.8)
Distributions paid	(236.8)	(219.6)

Net Cash Provided by (used in) Financing Activities	378.8	(36.6)

Net Change in Cash and Cash Equivalents	0.1	(0.1)
Cash and Cash Equivalents -- January 1	-	0.1

Cash and Cash Equivalents -- September 30	$0.1	$-

Non-cash investing activities:
Payable to Enterprise Gas Processing, LLC for spending
for Phase V expansion of Jonah Gas Gathering Company	$1.3	$13.0
Non-cash financing activities:
Issuance of Units in Cenac acquisition	$186.6	$-
Supplemental Information:
Interest paid (net of capitalized interest)	$81.9	$73.1

(1)	Includes capital expenditures for maintaining existing operations of $41.9 million in 2008, and $41.9 million in 2007.

TEPPCO Partners, L. P.
Condensed Balance Sheets (Unaudited)
(In Millions)

	September 30,	December 31,
	2008	2007

Assets
Current assets
Cash and cash equivalents	$0.1	$-
Other	1,970.7	1,516.0

Total current assets	1,970.8	1,516.0

Property, plant and equipment - net	2,372.7	1,793.6
Intangible assets (1)	214.4	164.7
Equity investments	1,191.4	1,147.0
Goodwill	106.4	15.5
Other assets	129.9	113.3

Total assets	$5,985.6	$4,750.1

Liabilities and Partners' Capital

Current liabilities
Senior Notes	$-	$354.0
Other	1,978.6	1,593.3

Total current liabilities	1,978.6	1,947.3

Senior Notes (2)	1,714.5	721.5
Junior Subordinated Notes	299.6	299.5
Other long-term debt	324.7	490.0
Other non-current liabilities	30.0	27.2
Partners' capital
Accumulated other comprehensive income (loss)	(50.3)	(42.6)
General partner's interest (3)	(100.7)	(88.0)
Limited partners' interests	1,789.2	1,395.2

Total partners' capital	1,638.2	1,264.6

Total liabilities and partners' capital	$5,985.6	$4,750.1

(1)	Includes the value of long-term service agreements between TEPPCO and its customers.
(2)	Includes $19.4 million and $23.2 million at Sep. 30, 2008 and Dec. 31, 2007, respectively, related to fair value hedges.
(3)	Amount does not represent a future financial commitment by the General Partner to make a contribution to TEPPCO.

TEPPCO Partners, L. P.
OPERATING DATA
(Unaudited - In Millions, Except as Noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Downstream Segment:
Barrels Delivered
Refined Products	41.2	48.9	121.6	129.6
LPGs	6.7	7.1	26.3	29.6
Total	47.9	56.0	147.9	159.2

Average Tariff Per Barrel
Refined Products	$1.03	$0.98	$1.02	$0.98
LPGs	2.43	2.36	2.61	2.27
Average System Tariff Per Barrel	$1.22	$1.16	$1.30	$1.23

Upstream Segment:
Margins/Revenues:
Crude oil transportation revenue	$25.6	$20.1	$73.1	$53.9
Crude oil marketing margin	17.2	15.3	53.1	55.7
Crude oil terminaling revenue	4.7	3.5	13.1	10.3
Lubrication Services, LLC (LSI) margin	4.2	2.2	9.9	6.5
Total Margins/Revenues	$51.7	$41.1	$149.2	$126.4
Reconciliation of Margins/Revenues to Operating Income:
Sales of petroleum products	$4,012.7	$2,450.1	$10,655.6	$6,215.0
Transportation - Crude oil	15.8	12.3	48.5	32.7
Purchases of petroleum products	(3,976.8)	(2,421.3)	(10,554.9)	(6,121.3)
Total Margins/Revenues	51.7	41.1	149.2	126.4
Other operating revenues	3.9	2.6	8.9	7.7
Operating expenses	(21.5)	(16.4)	(54.8)	(51.9)
General and administrative	(2.1)	(1.6)	(6.6)	(5.2)
Depreciation and amortization	(5.1)	(5.1)	(14.8)	(13.4)
Operating income	$26.9	$20.6	$81.9	$63.6
Total barrels
Crude oil transportation	26.5	24.9	83.7	71.2
Crude oil marketing	67.1	59.8	186.3	173.8
Crude oil terminaling	41.7	31.8	114.6	103.0
Lubrication oil volume (total gallons):	6.3	4.0	14.1	11.3
Margin/average tariff per barrel:
Crude oil transportation	$0.967	$0.806	$0.873	$0.757
Crude oil marketing	0.256	0.256	0.285	0.320
Crude oil terminaling	0.114	0.112	0.115	0.100
Lubrication oil margin (per gallon):	$0.669	$0.571	$0.707	$0.574

Midstream Segment:
Gathering - Natural Gas - Jonah
Bcf	184.1	151.8	524.7	424.3
Btu (in trillions)	202.5	167.5	579.7	467.8
Average fee per MMBtu	$0.228	$0.216	$0.231	$0.209
Gathering - Natural Gas - Val Verde
Bcf	43.9	44.2	123.7	131.3
Btu (in trillions)	39.4	39.3	110.4	116.4
Average fee per MMBtu	$0.371	$0.392	$0.388	$0.398
Transportation - NGLs
Total barrels (includes lease barrels)	17.1	20.3	55.5	56.8
Average rate per barrel	$0.810	$0.683	$0.763	$0.683
Fractionation - NGLs
Total barrels	1.0	1.0	3.2	3.1
Average rate per barrel	$1.785	$1.781	$1.742	$1.776
Natural Gas Sales
Btu (in trillions)	1.1	3.9	3.9	12.0
Average fee per MMBtu	$5.88	$3.01	$7.06	$4.28
Sales - Condensate
Total barrels (thousands)	1.9	0.9	62.3	70.6
Average rate per barrel	$105.56	$67.34	$84.07	$54.76